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                                                                    EXHIBIT 99.2

                             SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT (this "Agreement") is dated as of April 10, 2003, by and between NTELOS Inc., Debtor In Possession, a Virginia corporation with its principal place of business at 401 Spring Lane, Suite 300, P.O. Box 1990, Waynesboro, Virginia 22980 (together with the reorganized company, the "Company"), and the purchasers listed on Schedule I (each a, "Purchaser" and collectively, the "Purchasers").

                                    RECITALS

     WHEREAS, on March 4, 2003, the Company and certain of its subsidiaries (collectively, the "Debtors") filed in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the "Bankruptcy Court"), petitions for relief under chapter 11 of title 11 of the United States Code (the "Chapter 11 Cases") and have continued in possession of their assets as debtors in possession;

     WHEREAS, the Debtors intend to consummate a financial restructuring pursuant to a plan of reorganization (the "Plan") to be filed in the Chapter 11 Cases;

     WHEREAS, the Company, the subsidiary guarantors party thereto, the lender parties party thereto (the "Lenders") and Wachovia Bank, National Association (the "Agent"), have entered into a Revolving Credit and Guaranty Agreement dated as of March 6, 2003 (as may be amended, the "DIP Facility") pursuant to which the Lenders have agreed to provide up to $35 million (the "DIP Commitment") of debtor-in-possession financing to the Company;

     WHEREAS, it is a condition precedent to the Company having full access to the DIP Commitment that the Company provide evidence to the Agent that at least $75 million of new financing will be in place on the effective date of the Plan (the "Plan Effective Date"), a portion of which shall be used to pay in full the unpaid balance of the DIP Facility on the Plan Effective Date and to pay in full (subject to the Company's right to reborrow under the Exit Facility) the revolving loans then outstanding under the credit agreement dated as of July 26, 2000 among the Company, the subsidiary guarantors party thereto, the lender parties party thereto, and Wachovia Bank, National Association, as Administrative Agent and Collateral Agent (as amended, the "Pre-Petition Credit Agreement");

     WHEREAS, upon the terms and subject to the conditions set forth in the Plan Support Agreement, dated as of April 10, 2003 and attached as Exhibit A hereto (the "Plan Support Agreement"), among the Company and the lenders party thereto, the Company and such lenders have reached certain agreements with respect to a Plan (and disclosure statement) that includes the following terms (a "Conforming Plan"): (i) an exit financing facility in replacement of the Pre-Petition Credit Agreement conforming in all material respects with the terms set forth on Exhibit B (the "Exit Facility"); (ii) the cancellation of all existing senior notes, subordinated notes, indentures, other debt for borrowed money, preferred stock, common stock, options and other equity securities of the Company (provided that some or all of the holders of the foregoing may receive equity securities of the reorganized Debtors) other than (A) the Exit Facility, (B) the

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outstanding hedge agreements dated as of September 14, 2000 and September 15,
2000 with Wachovia Securities and Sun Trust Equitable Securities, respectively (the "Permitted Hedge Agreements"), (C) the existing RUS/RTB loans having an aggregate principal amount of approximately $6,712,000 (the "Permitted RUS/RTB Loans"), (D) the existing FCC loans having an aggregate principal amount of approximately $8,180,000 (the "Permitted FCC Loans"), and (E) the existing capital leases having an aggregate net present value of approximately $10,149,000 and such other capital leases as may be agreed upon by the Purchasers and the Company (the "Permitted Capital Leases"); (iii) on the Plan Effective Date, the reorganized Debtors have no indebtedness for borrowed money other than (A) the Exit Facility, (B) the Convertible Notes (as defined below),
(C) the Permitted Hedge Agreements, (D) the Permitted RUS/RTB Loans, (E) the Permitted FCC Loans, and (F) the Permitted Capital Leases; and (iv) the purchase by the Purchasers, severally and not jointly, on the Plan Effective Date of not less than $75 million of 9.0% senior unsecured convertible notes due 2013 of the reorganized Company conforming in all material respects with the terms set forth on Exhibit C attached hereto (the "Convertible Notes");

     WHEREAS, on March 13, 2003, the United States Trustee appointed an official committee of creditors holding unsecured claims in the Chapter 11 Cases pursuant to (S) 1102(a)(1) of the Bankruptcy Code (the "Creditors Committee");

     WHEREAS, the Purchasers are willing to commit that they will purchase, severally and not jointly, from the Company not less than $75 million in aggregate principal amount of Convertible Notes upon the terms and conditions set forth in this Agreement (the "Investment");

     WHEREAS, the purchase by the Purchasers of the Convertible Notes is fundamental to the Debtors' efforts to effect a confirmable Plan; and

     WHEREAS, the Agent on behalf of the Lenders is relying on the commitments of each of the Purchasers set forth herein in making the full DIP Facility available to the Company and is an intended third party beneficiary of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

        SECTION 1. Subscription.

               (a) Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, Convertible Notes in the aggregate principal amount set forth opposite such Purchaser's name on
     Schedule I.

               (b) Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue to each Purchaser, for no additional consideration, shares of the common stock of the reorganized Company (the "New Common Stock") having an aggregate value equal to the value set forth opposite such Purchaser's name on Schedule I, which represents 1.0% of the aggregate principal amount of the Convertible Notes purchased by such Purchaser (such shares of New Common Stock, together with the Convertible Notes, the "Securities").

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               (c)   Notwithstanding anything to the contrary set forth herein, if any Purchaser shall fail at the Closing to purchase from the Company Convertible Notes in the aggregate principal amount set forth opposite such Purchaser's name on Schedule I (such Purchaser being referred to as a "Defaulting Purchaser"), the Company shall offer to each Purchaser who is not a Defaulting Purchaser (the "Non-Defaulting Purchasers") the right (but without any obligation) to increase further the aggregate principal amount of Convertible Notes (and number of shares of New Common Stock) that such Non-Defaulting Purchaser agreed to purchase as set forth opposite such Non-Defaulting Purchaser's name on Schedule I, pro rata in accordance with the aggregate principal amount of Convertible Notes (and number of shares of New Common Stock) that all of the Non-Defaulting Purchasers agreed to purchase as set forth opposite such Non-Defaulting Purchasers' names on
     Schedule I (with the right to increase proportionately their respective shares in the event that one or more of the Non-Defaulting Purchasers declines such offer), in an aggregate amount equal to the aggregate principal amount of Convertible Notes (and number of shares of New Common Stock) that such Defaulting Purchaser failed to purchase.

               (d) Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Securities (the "Closing") shall take place on the Plan Effective Date.

          SECTION 2. Representations and Warranties.

               (a)   The Company represents and warrants to each Purchaser that
     (i) the Company has the requisite corporate power and authority to enter into this Agreement and, upon the satisfaction of the condition set forth in Section 3(c), will have the requisite corporate power and authority to consummate the transactions contemplated hereby to be consummated by the Company, (ii) the execution and delivery of this Agreement by the Company have been and, upon the satisfaction of the condition set forth in Section 3(c), the consummation by the Company of the transactions contemplated hereby will be, duly authorized by all necessary corporate action of the Company, (iii) this Agreement has been duly and validly executed and delivered by the Company, (iv) this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms and (v) the execution and delivery of this Agreement by the Company does not and, upon the satisfaction of the condition set forth in Section 3(c), the consummation by the Company of the transactions contemplated hereby will not (I) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries, (II) violate its certificate of incorporation, bylaws, or other organizational documents or those of any of its subsidiaries, or (III) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.

               (b) Each Purchaser represents and warrants, severally and not jointly, to the Company as follows:

                     (a) Such Purchaser has sufficient knowledge and experience in financial and business matters and information relating to the business,

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          operations, financial condition and prospects of the Company to evaluate the merits and risks of its investment in the Securities and in the New Common Stock issuable upon conversion of the Convertible Notes (the Securities and such New Common Stock together, the "Investment Securities"). Such Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such Purchaser will acquire the Investment Securities solely for its own account and for investment and not with a view to, or for sale in connection with, the distribution of the Investment Securities in any transaction that would be in violation of the Securities Act or any applicable state securities laws. Such Purchaser understands that the Investment Securities have not been and will not be registered under the Securities Act or any applicable state securities laws and that the Securities may be resold, pledged, hypothecated, transferred or otherwise disposed of only if registered under the Securities Act and applicable state securities laws or if an exemption from such registration requirements is available, and subject, nevertheless, to the disposition of its property being at all times within its control.

                    (b) (I) Such Purchaser has the requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby to be consummated by such Purchaser, (II) the execution and delivery of this Agreement by such Purchaser and, upon the satisfaction of the condition set forth in Section 3(c), the consummation by such Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or limited liability company action of such Purchaser, (III) this Agreement has been duly and validly executed and delivered by such Purchaser, (IV) this Agreement constitutes a valid and binding agreement of such Purchaser enforceable against such Purchaser in accordance with its terms, (V) the execution and delivery of this Agreement by such Purchaser does not and, upon the satisfaction of the condition set forth in Section 3(c), the consummation by such Purchaser of the transactions contemplated hereby will not (A) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries, (B) violate its certificate of incorporation, bylaws, or other organizational documents or those of any of its subsidiaries, or (C) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party and (VI) such Purchaser has, and will have as of the Closing, sufficient funds to pay the purchase price for all of the Convertible Notes that it is obligated to purchase pursuant to Section 1.

          SECTION 3.   Conditions to Obligations of the Purchasers.

          The obligations of the Purchasers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

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         (a) the Company shall not have failed to perform any of its obligations hereunder and shall not have breached any of the agreements set forth herein;

         (b) a Conforming Plan and an accompanying disclosure statement (i) containing the terms set forth in the recitals hereto, (ii) providing for the Exit Facility as the plan treatment of Lenders under the Pre-Petition Credit Agreement as set forth on Exhibit B and (iii) in all other respects reasonably acceptable to the Purchasers, shall have been filed with the Bankruptcy Court on or before May 31, 2003 and a disclosure statement in respect of the filed Conforming Plan and reasonably acceptable to the Purchasers shall have been approved by the Bankruptcy Court on or before August 15, 2003;

         (c) a Conforming Plan shall have been confirmed by a final order of the Bankruptcy Court (which final order shall be reasonably acceptable to the Purchasers) on or before September 30, 2003 and the Plan Effective Date shall have occurred on or before October 15, 2003;

         (d) the Conforming Plan shall provide (i) for the cancellation of all existing senior notes, subordinated notes, indentures, other debt for borrowed money, preferred stock, common stock, options and other equity securities of the Company (provided that some or all of the holders of the foregoing may receive equity securities of the reorganized Debtors) other than (A) the Exit Facility,
(B) the Permitted Hedge Agreements, (C) the Permitted RUS/RTB Loans, (D) the Permitted FCC Loans, and (E) Permitted Capital Leases, and (ii) that on the Plan Effective Date, the reorganized Debtors shall have no indebtedness for borrowed money other than (A) the Exit Facility, (B) the Convertible Notes, (C) the Permitted Hedge Agreements, (D) the Permitted RUS/RTB Loans, (E) the Permitted FCC Loans, and (F) Permitted Capital Leases;

         (e) the Bankruptcy Court shall not have denied at any time confirmation of a Conforming Plan (other than in a fashion that reasonably admits of or leaves open the possibility that a Conforming Plan can still be confirmed and effective prior to September 30, 2003);

         (f) there shall not have been any material modification of a Conforming Plan (other than one that could not reasonably be expected to have an adverse impact on the reorganized Debtors or the Purchasers) not acceptable to the Purchasers in their sole discretion;

         (g) no Debtor and no committee appointed by the Bankruptcy Court or the United States Trustee (a "Committee"): (i) shall have filed a plan of reorganization or plan of liquidation that is not a Conforming Plan, (ii) shall have filed any motion or other pleading materially inconsistent with the confirmation and consummation of a Conforming Plan (other than as to provisions thereof that could not reasonably be expected to have an adverse impact on the reorganized Debtors or the Purchasers), (iii) shall have filed a motion seeking, and the Bankruptcy Court shall not have entered, an order appointing a trustee, responsible officer or an examiner with powers beyond the

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duty to investigate and report, as set forth in subclauses (3) and (4) of clause
(a) of section 1106 of the Bankruptcy Code, in the Chapter 11 Cases;

         (h) no Event of Default shall have occurred under the DIP Facility that was not waived by the Lenders;

         (i) the Plan Support Agreement shall have been entered into by and among the Company and the supporting lenders parties thereto on or before the date hereof and shall not have been amended, modified or supplemented in a manner adverse to the Company or the Purchasers without the prior written consent of the Purchasers;

         (j) the amendment and restatement of or substitution for the Pre-Petition Credit Facility with the Exit Facility, on terms conforming in all material respects with the terms set forth on Exhibit B attached hereto, which shall have become effective on the Plan Effective Date;

         (k) the Convertible Notes to be purchased and sold at the Closing shall conform in all material respects with the terms set forth on Exhibit C;

         (l) the Company and the Purchasers shall have executed and delivered such other documents as are customary for transactions such as the Investment, including, without limitation, a purchase agreement (the "Purchase Agreement") containing customary representations, warranties, covenants (including, without limitation, covenants of the Company providing for securities registration rights with respect to the Securities) and closing conditions (with customary exceptions relating to the filing and continuation of the Chapter 11 Case) which documents, when delivered, shall be in form and substance satisfactory to the Purchasers and the Company;

         (m) no preliminary or permanent injunction or other order by any governmental entity which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect;

         (n) no statute, rule, regulation or other law shall have been enacted by any governmental entity which would prevent or make illegal the consummation of the transactions contemplated by this Agreement;

         (o) all necessary or required consents, orders, approvals or authorizations of, notifications or submissions to, filings with, licenses or permits from, or exemptions or waivers by, any governmental entity, stock exchange or other person shall have been made or obtained, except where the failure by a party to make or obtain any of the foregoing would not have a material adverse effect on (i) the properties, assets, operations, business, prospects, results of operations or financial condition of the Debtors, taken as a whole, or (ii) such party's ability to perform its obligations under this Agreement;

         (p) the Purchasers shall have purchased, severally and not jointly, at least $65,000,000 in aggregate principal amount of Convertible Notes upon the terms and subject to the conditions set forth herein; and

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         (q) since December 31, 2002, there shall not have occurred any event, there shall not exist any condition or set of circumstances and there shall have been no damage to or destruction or loss of any property or asset of the Debtors that, individually or in the aggregate, could have or has had a material adverse effect on the properties, assets, operations, business, prospects, results of operations or financial condition of the Debtors, taken as a whole, or on the ability of the Company to perform its obligations under this Agreement (a "Material Adverse Change"); provided, however, that no Material Adverse Change shall be deemed to exist solely as a result of (i) the commencement of the Chapter 11 Cases, (ii) the items specifically identified and reflected in the financial projections made available to the Purchasers prior to the date hereof,
(iii) the taking of any non-cash writedowns or impairment charge-offs disclosed in writing to the Purchasers prior to the date hereof, (iv) restructuring and reorganization costs expensed in the last quarter of fiscal year 2002 and in fiscal year 2003 or (v) any going concern qualification or explanation by the Company's auditors in connection with the Company's consolidated financial statements for the fiscal year ended December 31, 2002 or for any subsequent reporting period after the Petition Date.

     SECTION 4. Covenants.

         (a) At any time or from time to time after the date of this Agreement, each party agrees to execute and deliver any further instruments or documents and to take, or cause to be taken, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper, desirable or advisable to evidence or effectuate the consummation of the transactions contemplated by this Agreement and otherwise to carry out the intent of the parties hereunder.

         (b) The Company and each of the Purchasers agree that the confidentiality agreement previously entered into by the Company and such Purchaser (as amended, modified or supplemented from time to time) shall remain in full force and effect between the Company and such Purchaser pursuant to the terms thereof.

         (c) The Company agrees to pay all out-of-pocket fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Purchasers, reasonably incurred by the Purchasers in connection with this Agreement and the consummation of the transactions contemplated hereby up to $150,000 or such greater amount as may be approved by the Bankruptcy Court or consented to by the Agent and the Creditors Committee.

     SECTION 5. Termination.

         (a) This Agreement shall automatically terminate upon the termination of the Plan Support Agreement.

         (b) In event of the termination of this Agreement pursuant to this
Section 5, then, (i) each of the Purchasers and the Company fully reserves any and all of its rights; (ii) the provisions of this Agreement and all of the obligations of each of the Purchasers and the Company shall be of no further force and effect and (iii) nothing

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     contained herein shall be deemed to be an admission or concession, or be in any way binding upon, any of the Purchasers or the Company in any way, including but not limited to in connection with the Chapter 11 Cases.

         SECTION 6. No Waiver of Participation. Each of the Company and each of the Purchasers expressly acknowledges and agrees that, except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of any of the Purchasers to protect and to preserve all of its rights, remedies and interests, including, without limitation, with respect to any of its claims against the Debtors, or its full participation in any of the Chapter 11 Cases. Nothing herein shall be deemed to affect any of the rights and obligations of any of the Purchasers in any other capacity it may have in the Chapter 11 Cases or otherwise.

         SECTION 7. Miscellaneous Provisions.

              (a) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without
     (i) the prior written consent thereto of the Company and the Purchasers who have committed to purchase at least 66 2/3% aggregate principal amount of Convertible Notes, except that any amendment, modification or supplement to the terms of the Convertible Notes set forth on Exhibit C shall require the consent thereto of the Company and each of the Purchasers, and (ii) if such amendments, modifications, supplements, waivers or consents have an adverse impact on the Company or the Lenders, the prior written consent thereto of the Agent for the benefit of the Lenders as intended third party beneficiaries. The Company agrees to provide advance notice of and, promptly following execution, a copy of any such amendment, modification, supplement, waiver or consent specified in clause (i) of this Section 7(a) to the Agent.

              (b) Except as set forth in the next succeeding sentence, neither this Agreement nor any rights which may accrue to either party hereunder may be transferred or assigned without the prior written consent of the other party. From and after the date of this Agreement, each of the Purchasers shall have the right, without the prior written consent of the Company, to assign all or a portion of its rights, obligations and liabilities under this Agreement to a single direct or indirect wholly owned subsidiary of such Purchaser or to another Purchaser, provided that no such assignment shall relieve such Purchaser of its obligations or liabilities under this Agreement. As a condition of any such assignment to such subsidiary of such Purchaser, such assignee subsidiary shall be deemed to have made all of the representations and warranties of such Purchaser set forth in this Agreement. From and after the effective date of any such assignment, all references in this Agreement to such Purchaser shall be to such assignee subsidiary or such Purchaser unless the context requires otherwise. Nothing in this Agreement, express or implied, shall give to any party or entity, other than the Company, each of the Purchasers and the Agent for the benefit of the Lenders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

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               (c)  All notices, demands, requests, consents or other
     communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York City time on a business day, and otherwise on the next business day, or (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, requests, consents and other communications shall be sent to the parties at the following addresses:

               (a) if to the Company:

                    NTELOS Inc.
                    401 Spring Lane, Suite 300
                    P.O. Box 1990
                    Waynesboro, Virginia 22980
                    Attention: Michael B. Moneymaker
                    Telecopier: (540) 946-3595

                    with a copy to:

                    Hunton & Williams
                    Bank of America Plaza, Suite 4100
                    600 Peachtree Street, N.E.
                    Atlanta, Georgia 30308
                    Telecopier: (404) 888-4190
                    Attention: David M. Carter, Esq.

                    with a copy to:

                    Hunton & Williams
                    Riverfront Plaza, East Tower
                    951 East Byrd Street
                    Richmond, Virginia 23219
                    Attention: J. Waverly Pulley, III
                    Telecopier: (804) 788-8218

                    with a copy to:

                    The Creditors Committee
                    c/o Wachtell, Lipton, Rosen & Katz
                    51 West 52nd Street
                    New York, New York 10019
                    Telecopier: (212) 403-2000
                    Attention: Richard G. Mason, Esquire

                                        9

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          (b)  if to any of the Purchasers:

                    To the address or telecopier set forth
                    opposite such Purchaser's name on
                    Schedule I

                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison LLP
                    1285 Avenue of the Americas
                    New York, New York 10019-6064
                    Attention: Bruce A. Gutenplan, Esq. and
                               Andrew N. Rosenberg, Esq.
                    Telecopier: (212) 757-3990

          (c)  if to the Agent:

                    Wachovia Bank, National Association
                    301 South College Street
                    Charlotte, NC 28288-0537
                    Attention: Kathy Harkness
                    Telecopier: (704) 383-6249

                    with a copy to:

                    Davis Polk & Wardwell
                    450 Lexington Avenue
                    New York, NY 10017
                    Attention: Marshall S. Huebner
                    Telecopier: (212) 450-3099

     or to such other address or to the attention of such other person as the receiving party has specified by prior written notice to the sending party.

               (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such state.

               (e) Any process against either party in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be served personally or by certified mail pursuant to the notice provision set forth in Section 7(c) with the same effect as though served on it personally. Each party hereby irrevocably submits in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction and venue of the Bankruptcy Court and irrevocably waives any and all objections to exclusive jurisdiction and review of venue that any such party may have under the laws of the Commonwealth of Virginia or the United States of America.

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     Without limiting the other remedies, this Agreement shall be enforceable by specific performance.

               (f) Each of the Company and each of the Purchasers hereby waives any rights it may have to a trial by jury in respect of any suit, action or proceeding directly or indirectly arising out of, under or in connection with this Agreement.

               (g) The descriptive headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

               (h) Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns and verbs shall include the plural, and vice versa.

               (i) This Agreement, including Schedule I, Exhibit A, Exhibit B and Exhibit C hereto, contains the entire agreement of the parties with respect to any subject matter of this Agreement, and no party shall be liable or bound to the other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

               (j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

               (k) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

               (l) This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, the other parties hereto or thereto shall re-execute original forms thereof and deliver them to the other party. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a

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     defense to the formation or enforceability of a contract, and each party forever waives any such defense.

               (m) This Agreement shall be binding upon each party hereto and such party's successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                    Company

                    NTELOS INC., Debtor in Possession



                    By:__________________________________


                    [Purchasers]



                    By:__________________________________

                                                                       Exhibit A

                             PLAN SUPPORT AGREEMENT

     THIS PLAN SUPPORT AGREEMENT (this "Agreement") is dated as of April 10, 2003, among NTELOS Inc., Debtor in Possession, a Virginia corporation with its principal place of business at 401 Spring Lane, Suite 300, P.O. Box 1990, Waynesboro, Virginia 22980 (together with the reorganized company, the "Company"), and the undersigned lenders (the "Supporting Lenders", together with the Company the "Parties") party to the credit agreement dated as of July 26, 2000 among the Company, the subsidiary guarantors party thereto, the lender parties party thereto, and Wachovia Bank, National Association as Administrative Agent and Collateral Agent (as amended, the "Pre-Petition Credit Agreement").

                                    RECITALS

     WHEREAS, on March 4, 2003 (the "Petition Date"), the Company and certain of its subsidiaries (collectively, the "Debtors") filed in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the "Bankruptcy Court"), petitions for relief under chapter 11 of title 11 of the United States Code (the "Chapter 11 Cases") and have continued in possession of their assets as debtors in possession.

     WHEREAS, the Debtors intend to consummate a financial restructuring pursuant to a Conforming Plan (as defined below) to be filed in the Chapter 11 Cases;

     WHEREAS, the Company, the Supporting Lenders and certain of the Company's other material creditors have previously held discussions, subject to Rule 408 of the Federal Rules of Evidence, relating to the terms of a possible pre-negotiated plan of reorganization;

     WHEREAS, the discussions and negotiations among such parties have resulted in preliminary agreement among the Company, the Supporting Lenders and certain of the Company's other material creditors with respect to the terms of a Conforming Plan

     WHEREAS, the Company, the subsidiary guarantors party thereto, the lender parties party thereto (the "DIP Lenders"), and Wachovia Bank, National Association as Administrative Agent and Collateral Agent (the "Agent") have entered into a Revolving Credit and Guaranty Agreement dated as of March 6, 2003 (as may be amended, the "DIP Facility") pursuant to which the DIP Lenders may provide up to $35 million (the "DIP Commitment") of debtor-in-possession financing to the Company;

     WHEREAS, it is a condition precedent to the Company having full access to the DIP Commitment that the Company provide written evidence acceptable to the Agent in its sole discretion that at least $75 million of new unsecured financing will be in place on the effective date of the Conforming Plan (the "Plan Effective Date"), a portion of which shall be used to pay in full the unpaid balance of the DIP Facility on the Plan Effective Date and to pay in full (subject to the Company's right to reborrow) 100% of the revolving loans then outstanding under the Pre-Petition Credit Agreement;

     WHEREAS, as part of a Conforming Plan, the Company anticipates selling to certain investors (the "Purchasers") $75 million of 9.0% senior unsecured convertible notes due 2013 of the reorganized Company conforming in all material respects with the terms set forth on Exhibit A attached hereto (the "Convertible Notes");

     WHEREAS, it is a condition precedent to the Purchasers' obligations to purchase the Convertible Notes that the Purchasers have assurances that the Supporting Lenders will make the Exit Facility (as hereinafter defined) available to the Company on the Plan Effective Date; and

     WHEREAS, on March 13, 2003, the United States Trustee appointed an official committee of creditors holding unsecured claims in the Chapter 11 Cases pursuant to (S) 1102(a)(1) of the Bankruptcy Code (the "Creditors Committee").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

          SECTION 1. Proposal of a Conforming Plan. So long as no Termination Event (as hereinafter defined) shall have occurred, the Company shall have the following obligations pursuant to this Agreement:

               (a) to have filed, solicited votes and conducted a confirmation hearing before the Bankruptcy Court on or before September 30, 2003 on a plan of reorganization that includes the terms set forth below (a "Conforming Plan"):

               (i) an exit financing facility in replacement of the Pre-Petition Credit Agreement conforming in all material respects with the terms set forth on Exhibit B, with such amendments, changes or modifications as may be agreed upon by the Supporting Lenders in their sole discretion (the "Exit Facility");

               (ii) other than as set forth in (i) above, the cancellation of all existing senior notes, subordinated notes, indentures, other debt for borrowed money, preferred stock, common stock, options and other equity securities of the Company (provided that some or all of the holders of the foregoing may receive equity securities of the reorganized Debtors) other than (A) the Exit Facility, (B) any outstanding hedge agreements entered into in September 2000 with lender parties to the Pre-Petition Credit Agreement (the "Permitted Hedge Agreements"), (C) the existing RUS/RTB loans having an aggregate principal amount of approximately $6,712,000 (the "Permitted RUS/RTB Loans"), (D) the existing FCC loans having an aggregate principal amount of approximately $8,180,000 (the "Permitted FCC Loans"), and (E) the existing JLL permitted capital leases having an aggregate net present value of $10,149,000 and such other capital leases as may be agreed upon by the Agent and the Company (the "Permitted Capital Leases");

               (iii) on the Plan Effective Date, the reorganized Debtors shall have no indebtedness for borrowed money other than (A) the Exit Facility,
     (B) the Convertible Notes, (C) the Permitted Hedge Agreements, (D) the Permitted RUS/RTB Loans, (E) the Permitted FCC Loans, and (F) the Permitted Capital Leases;

               (iv) the purchase by the Purchasers of not less than $75 million of Convertible Notes on the Plan Effective Date; and

               (v) the payment in full in cash of the DIP Facility and the revolving loans under the Pre-Petition Credit Agreement (subject to reborrowing under the Exit Facility) on the Plan Effective Date.

               (b) to use all commercially reasonable efforts to expedite the Chapter 11 Cases whenever possible and obtain confirmation and consummation of a Conforming Plan as soon as reasonably practicable; and

               (c) to refrain from taking any action that could reasonably be expected to prevent, delay or impede the successful restructuring of the Company in accordance with the terms of a Conforming Plan.

          SECTION 2. Support of a Conforming Plan. So long as no Termination Event shall have occurred, each Supporting Lender shall have the following obligations pursuant to this Agreement:

               (a) to refrain from proposing a plan of reorganization or supporting, consenting to or participating in the formulation of any plan of reorganization proposed by any other constituency in the Chapter 11 Cases other than a Conforming Plan;

               (b) not to object to accurate disclosure by the Company of the contents of this Agreement in a disclosure statement describing a Conforming Plan; and

               (c) to refrain from (i) objecting to confirmation of a Conforming Plan or (ii) commencing any proceeding to oppose or alter a Conforming Plan or any of the documents to implement the same in any way inconsistent with this Agreement.

          SECTION 3. Representations and Warranties of the Parties. Each Party represents and warrants as to itself that the following statements are true, correct and complete as of the date hereof:

          (a) Corporate Power and Authority. It has all requisite corporate, partnership, or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part.

          (b) No Conflicts. The execution, delivery and performance by the Parties of this Agreement does not and shall not: (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries;
     (ii) violate its certificate of incorporation, bylaws, or other organizational documents or those of any of its subsidiaries; or (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.

          (c) Governmental Consents. The execution, delivery and performance by the Supporting Lenders or the Company of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than the approval of the Bankruptcy Court, in the case of the Debtors.

          SECTION 4. Representations and Warranties of the Supporting Lenders. Each Supporting Lender represents and warrants as to itself that it owns the Revolving Loans, Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and participations in Letters of Credit under the Pre-Petition Credit Agreement as set forth on Exhibit C.

          SECTION 5. Termination. This Agreement shall immediately terminate upon the earlier to occur of (x) the Plan Effective Date or (y) the occurrence of any of the following events (each a "Termination Event"):

          (i) the Company shall fail to perform any of its obligations hereunder or shall have breached any of the agreements set forth herein;

          (ii) any of the subscription agreements of even date hereof under which the Purchasers have agreed to purchase $75 million in the aggregate of Convertible Notes shall have been amended, modified, supplemented or terminated in a manner adverse to the Debtors, the Supporting Lenders or the DIP Lenders without the prior written consent of the Supporting Lenders;

          (iii) a Conforming Plan and an accompanying disclosure statement (i) containing the terms set forth in Section 1(a) above, (ii) providing for the Exit Facility as the plan treatment of the Lenders under the Pre-Petition Credit Agreement and (iii) in all other respects reasonably acceptable to the Supporting Lenders, shall not have been filed with the Bankruptcy Court on or before May 31, 2003 and a disclosure statement in respect of the filed Conforming Plan and reasonably acceptable to the Supporting Lenders shall not have been approved by the Bankruptcy Court on or before August 15, 2003;

          (iv) a Conforming Plan shall not have, on or before September 30, 2003, been confirmed by a final order of the Bankruptcy Court reasonably acceptable to the Supporting Lenders;

          (v) the Plan Effective Date and the "Closing Date" of the Exit Facility (as defined on Exhibit B hereof) shall not have occurred on or before October 15, 2003;

          (vi) the Bankruptcy Court at any time denies confirmation of a Conforming Plan (other than in a fashion that reasonably admits of or leaves open the possibility that a Conforming Plan can still be confirmed and effective prior to September 30, 2003);

          (vii) there shall be any material modification of a Conforming Plan (other than one that could not reasonably be expected to have an adverse impact on the reorganized Debtors, the DIP Lenders or the lenders under the Pre-Petition Credit Facility) not acceptable to the Supporting Lenders in their sole discretion;

          (viii) (i) an order, ruling or administrative decision of any state regulatory authority is entered at any time that has the practical effect of preventing the confirmation or consummation of a Conforming Plan or (ii) a permanent injunction or other order shall have been entered by any governmental entity that prevents the consummation of the transactions contemplated by this Agreement or (iii) a statute, rule, regulation or other law shall have been enacted by any governmental entity that would prevent or make illegal the consummation of the transactions contemplated by this Agreement;

          (ix) any one of the Debtors or any committee appointed by the Bankruptcy Court or the United States Trustee (a "Committee"): (i) files a plan of reorganization or plan of liquidation that is not a Conforming Plan, (ii) files any motion or other pleading materially inconsistent with the confirmation and consummation of a Conforming Plan (other than as to provisions thereof that could not reasonably be expected to have an adverse impact on the reorganized Debtors, the DIP Lenders or the lenders under the Pre-Petition Credit Facility), (iii) files a motion seeking, or the Bankruptcy Court enters, an order appointing a trustee, responsible officer or an examiner with powers beyond the duty to investigate and report, as set forth in subclauses (3) and (4) of clause (a) of section 1106 of the Bankruptcy Code, in the Chapter 11 Cases;

          (x)    an Event of Default shall have occurred under the DIP Facility;
     or

          (xi) there shall have occurred (i) any adverse change to, or any of the Debtors default upon, the adequate protection obligations set forth in the DIP Orders or (ii) any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Debtors taken as a whole provided that no material adverse change shall be deemed to exist solely as a result of (A) the commencement of the Chapter 11 Cases, (B) the items specifically identified and reflected in the financial projections made available to the Supporting Lenders prior to the Petition Date, (C) the taking of any non-cash writedowns or impairment charge-offs disclosed to the Supporting Lenders prior to the Petition Date,
     (D) restructuring and reorganization costs expensed in the last quarter of fiscal year 2002 and in fiscal year 2003 and (E) any going concern qualification or explanation by the Company's auditors in connection with the Company's consolidated financial statements for the fiscal year ending December 31, 2002 or for any subsequent reporting period after the Petition Date.

     In event of the termination of this Agreement pursuant to this Section 5, then, (i) the Parties hereto fully reserve any and all of their rights; (ii) the provisions of this Agreement and all of the obligations of the Parties hereunder shall be of no further force and effect and (iii) nothing contained herein shall be deemed to be an admission or concession, or be in any way binding upon, any of the Parties in any way, including but not limited to in connection with the Chapter 11 Cases.

          SECTION 6. No Solicitation of Plan Approval. The Company and each of the Supporting Lenders agree that neither the negotiation nor the execution and delivery of this Agreement is intended by the Company to be a solicitation of the approval of any plan of reorganization within the meaning of section 1125 of the Bankruptcy Code. No Supporting

Lender will be solicited before it has received a disclosure statement in accordance with applicable law.

          SECTION 7. Transfer or Acquisition of Claims, Interests and Securities. This Agreement shall not in any way restrict the right or ability of any Supporting Lender to sell, assign, transfer or otherwise dispose of any of its claims against the Debtors or any of its affiliates under the Pre-Petition Credit Agreement (the "Claims"), provided, however, that such transfer or assignment shall not be effective unless and until the transferee or assignee delivers to the transferor or assignor, the Administrative Agent and the Company, at the time of such transfer or assignment pursuant to Section 9.07 of the Pre-Petition Credit Agreement, a written agreement containing the provisions set forth in the form attached hereto as Exhibit D pursuant to which such transferee or assignee shall assume, and be bound by, the obligations of the transferor or assignor hereunder in respect of the Claims transferred. In addition, this Agreement shall in no way be construed to preclude any Supporting Lender from acquiring additional Claims. However, any such additional Claims so acquired shall automatically be deemed to be subject to the terms of this Agreement.

          SECTION 8. No Waiver of Participation. Each Party hereto expressly acknowledges and agrees that, except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of any Supporting Lender to protect and to preserve all of its rights, remedies and interests, including, without limitation, with respect to any of its claims against the Debtors, or its full participation in any of the Chapter 11 Cases. Nothing herein shall be deemed to affect any of the rights and obligations of any of the Supporting Lenders in any other capacity they may have in the Chapter 11 Cases or otherwise.

          SECTION 9. Obligations Several and Not Joint. The obligations, agreements, representations and warranties of each of the Supporting Lenders are several and not joint. Any breach of this Agreement by any Supporting Lender shall not result in liabilities for any other Supporting Lender.

          SECTION 10. Consideration. It is hereby acknowledged by the Parties that no consideration, other than the Company's obligations under this Agreement, shall be due or paid to any Supporting Lender for its agreements hereunder.

          SECTION 11. Specific Performance. It is understood and agreed by the Parties that money damages would not be an appropriate or sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to the sole and exclusive remedy of specific performance and injunctive or other equitable relief, as a remedy for any such breach, and each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

          SECTION 12. Miscellaneous Provisions.

              (a) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent thereto of the Company and the Supporting Lenders.

               (b) This Agreement shall be binding upon, and inure to the benefit of, the Parties. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity, except as provided in Section 5 hereof. Nothing in this Agreement, express or implied, shall give to any party or entity other than the Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement.

               (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               (d) All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York City time on a business day, and otherwise on the next business day, or (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) . Such notices, demands, requests, consents and other communications shall be sent to the following addresses:

               (a) if to the Company:

                    NTELOS Inc.
                    401 Spring Lane, Suite 300
                    P.O. Box 1990
                    Waynesboro, Virginia 22980
                    Attention: Michael B. Moneymaker
                    Telecopier: (540) 946-3595

                    with a copy to:

                    Hunton & Williams
                    Bank of America Plaza, Suite 4100
                    600 Peachtree Street, N.E.
                    Atlanta, Georgia 30308
                    Attention: David M. Carter, Esq.
                    Telecopier: (404) 888-4190

               (b) if to the Supporting Lenders:

                    Wachovia Bank, National Association
                    301 South College Street
                    Charlotte, NC 28288-0537
                    Attention: Kathy Harkness

                    Telecopier: 704-383-6249

                    with a copy to:

                    Davis Polk & Wardwell
                    450 Lexington Avenue
                    New York, NY 10017
                    Attention: Marshall S. Huebner, Esq.
                    Telecopier: 212-450-3099

     or to such other address or to the attention of such other person as the receiving party has specified by prior written notice to the sending party.

               (e) This Agreement, including all Exhibits hereto and thereto, contains the entire agreement of the Parties with respect to the subject matter of this Agreement, and no Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

               (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first above written.

                                         Company:

                                         NTELOS INC., Debtor in Possession

                                         By: ____________________________
                                             Name:
                                             Title:


                                         Supporting Lenders:

                                         [Lenders]

                                         By: ____________________________
                                             Name:
                                             Title:

                                                                       Exhibit A

              Summary of Proposed Terms of Senior Convertible Notes


Issuer: Reorganized NTELOS Inc. ("Reorganized NTELOS"), the successor to NTELOS Inc., Debtor in Possession

Issue:                      Senior Convertible Notes (the "Convertible Notes")

Principal Amount:           $75 million

Ranking: Unsecured; otherwise pari passu with all other senior debt.

Maturity:                   Ten (10) years

Interest:                   9.0%, payable semi-annually in cash. Interest shall
                            accrue and be cumulative from the date of issuance of the Convertible Notes.

Covenants:                  Customary for instruments of this type (including,
                            among others, certain incurrence covenants and excluding financial maintenance covenants).

Optional Redemption:        Redeemable by Reorganized NTELOS for the first two
                            (2) years at a redemption price of 109% of the face value of note, for the third year at a redemption price of 104.5% of the face value of the note, and redeemable thereafter at the option of Reorganized
                            NTELOS at any time with 60 days notice at a redemption price of 100% of the face value of the note. Any redemption of the Convertible Notes shall permit the holders to exercise their conversion rights within a notice of period of not less than 60 days.

Conversion:                 Convertible Notes will be convertible at holders'
                            option into New Common Stock.

Backstop Consideration:     In consideration for purchasing the Convertible
                            Notes, the Purchasers will receive shares of New
                            Common Stock valued at 1.0% of the purchase price provided by the Purchasers.

Expenses:                   The Company or Reorganized NTELOS shall pay all
                            out-of-pocket fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the holders, reasonably incurred by the holders up to $150,000 or such greater amount approved by the Bankruptcy Court or consented to by the Agent and the Creditors Committee in connection with the negotiation, preparation, execution, delivery and performance of the definitive Purchase Agreement and related documents for the Convertible Notes.

                                                                       Exhibit B

                                  EXIT FACILITY

                         Summary of Terms and Conditions

I.   Parties

     Borrower:                   Ntelos Inc. ("Ntelos" or the "Borrower").

     Guarantors:                 Each of the Borrower's present and future
                                 domestic subsidiaries (the "Guarantors") will guarantee (a "Guarantee") the Borrower's obligations under the Facility, up to the maximum amount possible without violating applicable fraudulent conveyance laws.

     Lead Arranger               Wachovia Securities Inc. ("WSI").
     and Bookrunner:

     Administrative Agent:       Wachovia Bank, National Association (in such
                                 capacity, the "Administrative Agent").

     Lenders: A syndicate of banks, financial institutions and other entities, including Wachovia Bank, National Association, arranged by the Lead Arranger (collectively, the "Lenders") with any institutions not currently lenders to the Borrower reasonably acceptable to the Borrower.

     Purpose: The proceeds of the Revolving Credit Loans (defined below) shall be used for general corporate purposes of the Borrower and its subsidiaries in the ordinary course of business.

II.  Revolving Credit Facility

     Type and Amount of
     Facility:                   Revolving credit facility (the "Revolving
                                 Credit Facility") in the amount of $36,000,000
                                 (the loans thereunder, the "Revolving Credit
                                 Loans").

     Availability:               The Revolving Credit Facility shall be
                                 available on a revolving basis during the period commencing on the Closing Date and ending on July 25, 2007 (the "Revolving Credit
                                 Termination Date").

     Letters of Credit:          A portion of the Revolving Credit Facility not
                                 in excess of $5 million shall be available for the issuance of letters of credit (the "Letters of Credit") by Wachovia Bank, National
                                 Association (in
                                 such capacity, the "Issuing Lender"). No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance and (b) five business days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above).

     Maturity:                   The Revolving Credit Termination Date.

III. Term Loan Facility

     Tranche A:                  Up to $50,000,000 term loan, to be reduced by
                                 the aggregate amount of principal payments received from the Borrower during the bankruptcy case and applied to the Tranche A loan under the Pre-Petition Credit Agreement.
                                 The Tranche A commitment will expire at the close of business on the Closing Date and the Tranche A loans will mature on July 25, 2007.

     Tranche B:                  Up to $99,500,000 term loan, to be reduced by
                                 the aggregate amount of principal payments received from the Borrower during the bankruptcy case and applied to the Tranche B loan under the Pre-Petition Credit Agreement.
                                 The Tranche B commitment will expire at the close of business on the Closing Date and the Tranche B loans will mature on July 25, 2008.

     Tranche C:                  Up to $75,000,000 term loan, to be reduced by
                                 the aggregate amount of principal payments received from the Borrower during the bankruptcy case and applied to the Tranche C loan under the Pre-Petition Credit Agreement.
                                 The Tranche C commitment will expire at the close of business on the Closing Date and the Tranche C loans will mature on July 25, 2008.

IV.  Security                    The Borrower's obligations under the Facility
                                 and any hedging arrangements with any Lender or affiliate of any Lender and each guarantee will be secured by perfected liens on substantially all assets of the Borrower or the relevant guarantor, as the case may be, including, but not limited to, receivables, inventory, equipment, real estate, leases, licenses, patents, brand names, trademarks, contracts, securities and stock of domestic subsidiaries and 65% of the stock of any first tier foreign subsidiary.

V.   Certain Payment Provisions

     Fees and Interest Rates:    As set forth on Annex I.

     Scheduled Amortization and
     Commitment Reductions:      Tranche A, B & C loans will be amortized
                                 according to the terms set forth in the
                                 Pre-Petition Credit Agreement (defined below).

     Contingent Mandatory
     Prepayments:                In addition to scheduled amortization payments,
                                 the following amounts will be applied, first, to prepay a proportionate part of the Tranche A loans and, to the extent the Tranche B Lenders and Tranche C Lenders so elect, the Tranche B loans and Tranche C loans (pro rata on the basis of the aggregate principal amount of loans of each tranche subject to prepayment), second, to prepay any remaining Tranche B loans and Tranche C loans (once all the Tranche A loans have been paid in full) and, third, to reduce the Revolving Credit commitment (and to repay and/or cash collateralize exposure under the Revolving Credit Facility in an amount equal to the excess of such exposure over the Revolving Credit commitment as reduced).

                                 1. 50% of excess cash flow for any fiscal year (discuss revised definition of excess cash flow).

                                 2. A percentage of the net proceeds from asset sales by the Borrower and its subsidiaries equal to (i) 25% with respect to the first $20,000,000 of aggregate net proceeds and (ii) 75% with respect to aggregate net proceeds in excess of $20,000,000.

                                 3. 100% of the net proceeds from the issuance of indebtedness by the Borrower and its subsidiaries (other than the (i) amounts raised through the issuance of Convertible Notes on the Closing Date that are in excess of the Revolver outstandings on the Closing Date and
                                 (ii) permitted capital leases).

                                 The above mandatory prepayments will be applied in re0verse order to scheduled amortization of term loans of such tranche held by lenders in such tranche on a pro-rata basis.

     Optional Prepayments and
     Commitment Reductions:      Loans may be prepaid and commitments may be
                                 reduced by the Borrower in a minimum amount of $500,000 or integral multiples of $100,000.
                                 Optional prepayments of the term loans will be applied, first, to prepay the Tranche A loans and, to the extent the Tranche B Lenders and Tranche C Lenders so elect, the Tranche B loans and the Tranche C loans, and, second, to prepay any remaining Tranche B loans or Tranche C loans (once all Tranche A loans have been paid in full). Optional prepayments of term loans of any tranche held by any Lender will be applied to subsequent scheduled amortization on a pro-rata basis.

VI.  Certain Conditions

     Initial Conditions:         The availability of the Facility shall be
                                 conditioned upon satisfaction of certain conditions substantially similar to those set forth in the $325 million credit agreement dated as of July 26, 2000 among Ntelos, as borrower, Wachovia Bank,

                                        National Association, as successor
                                        administrative agent, collateral agent
                                        and issuing bank, and the lenders and
                                        guarantors party thereto (as amended,
                                        the "Pre-Petition Credit Agreement"),
                                        with such modifications as the parties
                                        shall agree. In addition, availability
                                        of the Facility will be subject to (a)
                                        each lender with Working Capital
                                        Commitments (as defined in the
                                        Pre-Petition Credit Agreement) having
                                        agreed to provide commitments under the
                                        Revolving Credit Facility equal to their pro-rata share of the Working Capital Facility (as defined in the Pre-Petition Credit Agreement) (b) the execution and delivery of satisfactory definitive financing documentation with respect to the Credit Facility (the "Credit Documentation"), (c) the sale by the Borrower of senior unsecured convertible notes (the "Convertible Notes") with an aggregate principal amount of not less than $75,000,000, on terms (i)
                                        reasonably satisfactory to the
                                        Administrative Agent and (ii) consistent with the terms therefor set forth in the Plan Support Agreement dated April 10, 2003, (d) the effectiveness of a plan of reorganization that is: (i) acceptable to the Administrative Agent in its sole discretion as to the treatment of the lenders under the Pre-Petition Credit Agreement and is otherwise reasonably acceptable to the Administrative Agent,
                                        (ii) the subject of a confirmation order that has become a final order, is acceptable to the Administrative Agent in its sole discretion and provides for the consummation of the transactions contemplated thereby and (iii) consistent with terms therefor set forth in the Plan Support Agreement dated April 10, 2003, (e) cash on the balance sheet on the Closing Date minus the sum of all unpaid administrative claims, priority claims and secured claims (other than (x) claims under the Pre-Petition Credit Agreement, Permitted Hedge Agreements, Permitted RUS/RTB Loans, Permitted FCC Loans and Permitted Capital Leases and (y) obligations not due and payable as of the Effective Date that are incurred in the ordinary course of operations including under any assumed leases or pension plans) that are allowed, expected to be allowed or otherwise expected to be due and payable, shall not be less than $5 million and (f) payment in full of the Reinstatement Fee described in Annex I hereto. For the purpose hereof, the "Closing Date" shall be the date upon which all such conditions precedent shall be satisfied.

     On-Going Conditions:               The making of each extension of credit
                                        shall be subject to conditions
                                        substantially similar to those set forth in the Pre-Petition Credit Agreement, with such modifications as the parties shall agree.

VII. Certain Documentation Matters

     Representations and Warranties,
     Covenants, Events of Default:      The Credit Documentation shall contain
                                        representations, warranties, covenants
                                        and events of default substantially
                                        similar
                                 to those set forth in the Pre-Petition Credit Agreement, with such modifications as the parties may agree including (i) the amount of Investments (as defined in the Pre-Petition Credit Agreement) made by the Borrower and the Guarantors shall be not greater than the amount of net proceeds from asset sales permitted to be retained by the Borrower; provided, that in no event may the Borrower or Guarantors make any individual Investment exceeding $2.5 million or make aggregate Investments exceeding
                                 (y) $10 million in any twelve month period or
                                 (z) $20 million prior to June 25, 2008;
                                 provided further, that aggregate Investments made by the Borrower or Guarantors resulting in the ownership of less than 51% of an entity's equity interests shall not exceed $1 million in any twelve month period and (ii) that the maximum cash balance covenant contained in the Pre-Petition Credit Agreement shall not apply so long as there are no outstanding borrowings under the Revolving Facility.

     Financial Covenants:        As set forth on Annex II.

     Other Documentary
     Matters: The Credit Documentation shall contain terms as to voting, assignments, yield protection, expenses and indemnification substantially similar to those set forth in the Pre-Petition Credit Agreement, with such modifications as the parties shall agree.

     Governing Law and Forum:    State of New York.

     Counsel to the
     Administrative Agent
     and the Lead Arranger:      Davis Polk & Wardwell.

                                     Annex I

                            Interest and Certain Fees

Interest Rate Options:      The Borrower may elect that the Loans comprising
                            each borrowing bear interest at a rate per annum equal to:

                                the Base plus the Applicable Margin; or

                                the Eurodollar Rate plus the Applicable Margin.

                            As used herein:

                            "Base Rate" means the highest of (i) the rate of interest publicly announced by the Administrative Agent as its prime rate in effect at its principal office in Charlotte, North Carolina (the "Prime Rate"), and (ii) the federal funds effective rate from time to time plus 0.5%.

                            "Eurodollar Rate" means the rate at which eurodollar deposits in the London interbank market for one month, two months, three months, or, if commercially available to all Lenders, six months (as selected by the Borrower) are quoted on the Telerate screen as adjusted for statutory reserve requirements for eurocurrency liabilities.

                            "Applicable Margin" means the percentage margin determined in accordance with the Pricing Schedule.

Interest Payment Dates:     In the case of Loans bearing interest based upon the
                            Base Rate ("Base Rate Loans"), monthly in arrears.

                            In the case of Loans bearing interest based upon the Eurodollar Rate ("Eurodollar Loans"), on the last day of each relevant interest period.

Commitment Fees:            The Borrower shall pay a fee calculated at 1/2 of 1%
                            per annum on the average daily amount of the unused
                            Revolving Credit Facility, payable quarterly in arrears.

Letter of Credit Fees:      The Borrowers shall pay a commission on all
                            outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans on the face amount of each such Letter of Credit.

                            A fronting fee equal to 1/4 of 1% per annum on the face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.

Reinstatement Fee:          On the Closing Date, Borrower shall pay to the
                            Administrative Agent, for the benefit of the lenders under the Revolver, Tranche A and Tranche B loans a reinstatement fee in an amount equal to 0.25% (the
                            "Fee Rate") on the aggregate Revolver, Tranche A and
                            Tranche B loans.

Default Rate:               If a Default has occurred and is continuing, all
                            amounts due under the Facility shall bear interest at 2% above the rate otherwise applicable thereto.

Rate and Fee Basis:         All per annum rates shall be calculated on the basis
                            of a year of 360 days (or 365/366 days, in the case of Base Rate Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

                                Pricing Schedule

-------------------------------------------------------------------------------------------
                     Revolving Loans   Tranche A Loans   Tranche B Loans  Tranche C Loans
-------------------------------------------------------------------------------------------
Eurodollar Loans     3.25%             3.25%             4.00%            2.75%
-------------------------------------------------------------------------------------------
Base Rate Loans      2.25%             2.25%             3.00%            1.75%
-------------------------------------------------------------------------------------------

On and after the day that is 3 months after closing, the margins indicated above shall be reduced by 25 bps for each of the Revolving, Tranche A and Tranche B Loans when and during such time as the Borrower's total leverage ratio is less than 3.0:1.0. Such margin reduction shall take effect upon receipt by the Administrative Agent of a quarterly or annual report accompanied by a certificate of the Chief Financial Officer attesting that the Borrower's total leverage ratio is less than 3.0:1.0.

                                    Annex II

                     Proposed Covenants under Exit Facility

---------------------------------------------------------------------------------------------------------

                                                                                     EBITDA / (Taxes +
               Minimum    Maximum    Senior Leverage   Leverage  Interest Coverage        Interest
                EBITDA     CapEx          Ratio         Ratio          Ratio            + Sch Amort)
             --------------------------------------------------------------------------------------------
   9/30/03      74,000                    3.50x         4.50x          2.50x               1.50x
  12/31/03      72,000     70,000         3.50x         4.50x          2.50x               1.50x
   3/31/04      72,000                    3.50x         4.25x          2.75x               1.50x
   6/30/04      75,000                    3.25x         4.25x          2.75x               1.50x
   9/30/04                                3.00x         4.00x          2.75x               1.75x
  12/31/04                 70,000         2.75x         4.00x          2.75x               1.75x
   3/31/05                                2.75x         3.50x          3.00x               1.75x
   6/30/05                                2.75x         3.50x          3.00x               1.75x
   9/30/05                                2.75x         3.50x          3.00x               1.75x
  12/31/05                 70,000         2.75x         3.50x          3.00x               2.00x

  12/31/06                 60,000         2.50x         3.50x          3.00x               2.25x
  12/31/07                 60,000         2.50x         3.50x          3.00x               2.50x
  12/31/08                 55,000         2.50x         3.50x          3.00x               0.50x

Notes:
1) Minimum EBITDA calculated on an LTM basis and excludes results from Cable Business for 3Q & 4Q 2003.
2) Maximum CapEx calculated on an annual basis.
3) Senior Leverage Ratio includes Bank Debt, R&B, FCC and Capital Leases over LTM EBITDA.
4) Leverage Ratio includes debt in Senior Leverage Ratio plus $75MM in new Convertible Notes over LTM EBITDA.
5) Calculated on a buildup basis from emergence date and includes only cash interest assuming the $75MM Convertible Note interest is paid semi-annually on 6/30 and 12/31.
6) Calculated on a buildup basis from emergence date.

                                                                       EXHIBIT B

                  Outline of Certain Key Terms of Exit Facility

    I.   Parties

         Borrower:                      Ntelos Inc. ("Ntelos" or the
                                        "Borrower").

         Guarantors:                    Each of the Borrower's present and
                                        future domestic subsidiaries (the
                                        "Guarantors") will guarantee (a
                                        "Guarantee") the Borrower's obligations
                                        under the Facility, up to the maximum
                                        amount possible without violating
                                        applicable fraudulent conveyance laws.

         Lead Arranger                  Wachovia Securities Inc. ("WSI").
         and Bookrunner:

         Administrative Agent:          Wachovia Bank, National Association (in
                                        such capacity, the "Administrative
                                        Agent").

         Lenders: A syndicate of banks, financial institutions and other entities, including Wachovia Bank, National Association, arranged by the Lead Arranger (collectively, the "Lenders") with any institutions not currently lenders to the Borrower reasonably acceptable to the Borrower.

         Purpose: The proceeds of the Revolving Credit Loans (defined below) shall be used for general corporate purposes of the Borrower and its subsidiaries in the ordinary course of business.

II.      Revolving Credit Facility

         Type and Amount of
         Facility:                      Revolving credit facility (the
                                        "Revolving Credit Facility") in the
                                        amount of $36,000,000 (the loans
                                        thereunder, the "Revolving Credit
                                        Loans").

         Availability:                  The Revolving Credit Facility shall be
                                        available on a revolving basis during
                                        the period commencing on the Closing
                                        Date and ending on July 25, 2007 (the
                                        "Revolving Credit Termination Date").

         Letters of Credit:             A portion of the Revolving Credit
                                        Facility not in excess of $5 million
                                        shall be available for the issuance of
                                        letters of credit (the "Letters of
                                        Credit") by Wachovia Bank, National
                                        Association (in
                                        such capacity, the "Issuing Lender"). No
                                        Letter of Credit shall have an
                                        expiration date after the earlier of (a) one year after the date of issuance and
                                        (b) five business days prior to the
                                        Revolving Credit Termination Date,
                                        provided that any Letter of Credit with
                                        a one-year tenor may provide for the
                                        renewal thereof for additional one-year
                                        periods (which shall in no event extend
                                        beyond the date referred to in clause
                                        (b) above).

         Maturity:                      The Revolving Credit Termination Date.

    III. Term Loan Facility

         Tranche A:                     Up to $50,000,000 term loan, to be
                                        reduced by the aggregate amount of
                                        principal payments received from the
                                        Borrower during the bankruptcy case and
                                        applied to the Tranche A loan under the
                                        Pre-Petition Credit Agreement. The
                                        Tranche A commitment will expire at the
                                        close of business on the Closing Date
                                        and the Tranche A loans will mature on
                                        July 25, 2007.

         Tranche B:                     Up to $99,500,000 term loan, to be
                                        reduced by the aggregate amount of
                                        principal payments received from the
                                        Borrower during the bankruptcy case and
                                        applied to the Tranche B loan under the
                                        Pre-Petition Credit Agreement. The
                                        Tranche B commitment will expire at the
                                        close of business on the Closing Date
                                        and the Tranche B loans will mature on
                                        July 25, 2008.

         Tranche C:                     Up to $75,000,000 term loan, to be
                                        reduced by the aggregate amount of
                                        principal payments received from the
                                        Borrower during the bankruptcy case and
                                        applied to the Tranche C loan under the
                                        Pre-Petition Credit Agreement. The
                                        Tranche C commitment will expire at the
                                        close of business on the Closing Date
                                        and the Tranche C loans will mature on
                                        July 25, 2008.

    IV.  Security                       The Borrower's obligations under the
                                        Facility and any hedging arrangements
                                        with any Lender or affiliate of any
                                        Lender and each guarantee will be
                                        secured by perfected liens on
                                        substantially all assets of the Borrower or the relevant guarantor, as the case may be, including, but not limited to, receivables, inventory, equipment, real estate, leases, licenses, patents, brand names, trademarks, contracts, securities and stock of domestic subsidiaries and 65% of the stock of any first tier foreign subsidiary.

    V.   Certain Payment Provisions

         Fees and Interest Rates:       As set forth on Annex I.

         Scheduled Amortization and
         Commitment Reductions:         Tranche A, B & C loans will be amortized
                                        according to the terms set forth in the
                                        Pre-Petition Credit Agreement (defined
                                        below).

         Contingent Mandatory
         Prepayments:                   In addition to scheduled amortization
                                        payments, the following amounts will be
                                        applied, first, to prepay a
                                        proportionate part of the Tranche A
                                        loans and, to the extent the Tranche B
                                        Lenders and Tranche C Lenders so elect,
                                        the Tranche B loans and Tranche C loans
                                        (pro rata on the basis of the aggregate
                                        principal amount of loans of each
                                        tranche subject to prepayment), second,
                                        to prepay any remaining Tranche B loans
                                        and Tranche C loans (once all the
                                        Tranche A loans have been paid in full)
                                        and, third, to reduce the Revolving
                                        Credit commitment (and to repay and/or
                                        cash collateralize exposure under the
                                        Revolving Credit Facility in an amount
                                        equal to the excess of such exposure
                                        over the Revolving Credit commitment as
                                        reduced).

                                        1. 50% of excess cash flow for any
                                        fiscal year (discuss revised definition
                                        of excess cash flow).

                                        2. A percentage of the net proceeds from asset sales by the Borrower and its subsidiaries equal to (i) 25% with respect to the first $20,000,000 of aggregate net proceeds and (ii) 75% with respect to aggregate net proceeds in excess of $20,000,000.

                                        3. 100% of the net proceeds from the
                                        issuance of indebtedness by the Borrower and its subsidiaries (other than the (i) amounts raised through the issuance of Convertible Notes on the Closing Date that are in excess of the Revolver outstandings on the Closing Date and
                                        (ii) permitted capital leases).

                                        The above mandatory prepayments will be
                                        applied in reverse order to scheduled
                                        amortization of term loans of such
                                        tranche held by lenders in such tranche
                                        on a pro-rata basis.

         Optional Prepayments and
         Commitment Reductions:         Loans may be prepaid and commitments may
                                        be reduced by the Borrower in a minimum
                                        amount of $500,000 or integral multiples of $100,000. Optional prepayments of the term loans will be applied, first, to prepay the Tranche A loans and, to the extent the Tranche B Lenders and Tranche
                                        C Lenders so elect, the Tranche B loans
                                        and the Tranche C loans, and, second, to prepay any remaining Tranche B loans or Tranche C loans (once all Tranche A loans have been paid in full). Optional prepayments of term loans of any tranche held by any Lender will be applied to subsequent scheduled amortization on a pro-rata basis.

    VI.  Certain Conditions

         Initial Conditions:            The availability of the Facility shall
                                        be conditioned upon satisfaction of
                                        certain conditions substantially similar to those set forth in the $325 million credit agreement dated as of July 26, 2000 among Ntelos, as borrower, Wachovia
                                        Bank,

                                        National Association, as successor
                                        administrative agent, collateral agent
                                        and issuing bank, and the lenders and
                                        guarantors party thereto (as amended,
                                        the "Pre-Petition Credit Agreement"),
                                        with such modifications as the parties
                                        shall agree. In addition, availability
                                        of the Facility will be subject to (a)
                                        each lender with Working Capital
                                        Commitments (as defined in the
                                        Pre-Petition Credit Agreement) having
                                        agreed to provide commitments under the
                                        Revolving Credit Facility equal to their pro-rata share of the Working Capital Facility (as defined in the Pre-Petition Credit Agreement) (b) the execution and delivery of satisfactory definitive financing documentation with respect to the Credit Facility (the "Credit Documentation"), (c) the sale by the Borrower of senior unsecured convertible notes (the "Convertible Notes") with an aggregate principal amount of not less than $75,000,000, on terms (i)
                                        reasonably satisfactory to the
                                        Administrative Agent and (ii) consistent with the terms therefor set forth in the Plan Support Agreement dated April 10, 2003, (d) the effectiveness of a plan of reorganization that is: (i) acceptable to the Administrative Agent in its sole discretion as to the treatment of the lenders under the Pre-Petition Credit Agreement and is otherwise reasonably acceptable to the Administrative Agent,
                                        (ii) the subject of a confirmation order that has become a final order, is acceptable to the Administrative Agent in its sole discretion and provides for the consummation of the transactions contemplated thereby and (iii) consistent with terms therefor set forth in the Plan Support Agreement dated April 10, 2003, (e) cash on the balance sheet on the Closing Date minus the sum of all unpaid administrative claims, priority claims and secured claims (other than (x) claims under the Pre-Petition Credit Agreement, Permitted Hedge Agreements, Permitted RUS/RTB Loans, Permitted FCC Loans and Permitted Capital Leases and (y) obligations not due and payable as of the Effective Date that are incurred in the ordinary course of operations including under any assumed leases or pension plans) that are allowed, expected to be allowed or otherwise expected to be due and payable, shall not be less than $5 million and (f) payment in full of the Reinstatement Fee described in Annex I hereto. For the purpose hereof, the "Closing Date" shall be the date upon which all such conditions precedent shall be satisfied.

         On-Going Conditions:           The making of each extension of credit
                                        shall be subject to conditions
                                        substantially similar to those set forth in the Pre-Petition Credit Agreement, with such modifications as the parties shall agree.

    VII. Certain Documentation Matters

         Representations and
         Warranties, Covenants, Events
         of Default:                    The Credit Documentation shall contain
                                        representations, warranties, covenants
                                        and events of default substantially
                                        similar
                                        to those set forth in the Pre-Petition
                                        Credit Agreement, with such
                                        modifications as the parties may agree
                                        including (i) the amount of Investments
                                        (as defined in the Pre-Petition Credit
                                        Agreement) made by the Borrower and the
                                        Guarantors shall be not greater than the amount of net proceeds from asset sales permitted to be retained by the Borrower; provided, that in no event may the Borrower or Guarantors make any individual Investment exceeding $2.5 million or make aggregate Investments exceeding (y) $10 million in any twelve month period or (z) $20 million prior to June 25, 2008; provided further, that aggregate Investments made by the
                                        Borrower or Guarantors resulting in the
                                        ownership of less than 51% of an
                                        entity's equity interests shall not
                                        exceed $1 million in any twelve month
                                        period and (ii) that the maximum cash
                                        balance covenant contained in the
                                        Pre-Petition Credit Agreement shall not
                                        apply so long as there are no
                                        outstanding borrowings under the
                                        Revolving Facility.

         Financial Covenants:           As set forth on Annex II.

         Other Documentary
         Matters: The Credit Documentation shall contain terms as to voting, assignments, yield protection, expenses and indemnification substantially similar to those set forth in the Pre-Petition Credit Agreement, with such modifications as the parties shall agree.

         Governing Law and Forum:       State of New York.

         Counsel to the
         Administrative Agent
         and the Lead Arranger:         Davis Polk & Wardwell.

                                     Annex I

                            Interest and Certain Fees

Interest Rate Options:        The Borrower may elect that the Loans comprising
                              each borrowing bear interest at a rate per annum equal to:

                                   the Base plus the Applicable Margin; or

                                   the Eurodollar Rate plus the Applicable
                                   Margin.

                              As used herein:

                              "Base Rate" means the highest of (i) the rate of interest publicly announced by the Administrative Agent as its prime rate in effect at its principal office in Charlotte, North Carolina (the "Prime Rate"), and (ii) the federal funds effective rate from time to time plus 0.5%.

                              "Eurodollar Rate" means the rate at which eurodollar deposits in the London interbank market for one month, two months, three months, or, if commercially available to all Lenders, six months (as selected by the Borrower) are quoted on the Telerate screen as adjusted for statutory reserve requirements for eurocurrency liabilities.

                              "Applicable Margin" means the percentage margin determined in accordance with the Pricing Schedule.

Interest Payment Dates:       In the case of Loans bearing interest based upon
                              the Base Rate ("Base Rate Loans"), monthly in arrears.

                              In the case of Loans bearing interest based upon the Eurodollar Rate ("Eurodollar Loans"), on the last day of each relevant interest period.

Commitment Fees:              The Borrower shall pay a fee calculated at 1/2 of
                              1% per annum on the average daily amount of the unused Revolving Credit Facility, payable quarterly in arrears.

Letter of Credit Fees:        The Borrowers shall pay a commission on all
                              outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans on the face amount of each such Letter of Credit.

                              A fronting fee equal to 1/4 of 1% per annum on the face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.

Reinstatement Fee:            On the Closing Date, Borrower shall pay to the
                              Administrative Agent, for the benefit of the lenders under the Revolver, Tranche A and Tranche
                              B loans a reinstatement fee in an amount equal to 0.25% (the "Fee Rate") on the aggregate Revolver,
                              Tranche A and Tranche B loans.

Default Rate:                 If a Default has occurred and is continuing, all
                              amounts due under the Facility shall bear interest at 2% above the rate otherwise applicable thereto.

Rate and Fee Basis:           All per annum rates shall be calculated on the
                              basis of a year of 360 days (or 365/366 days, in the case of Base Rate Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

                                Pricing Schedule

---------------------------------------------------------------------------------------------
                    Revolving Loans    Tranche A Loans    Tranche B Loans   Tranche C Loans
---------------------------------------------------------------------------------------------
Eurodollar Loans    3.25%              3.25%              4.00%             2.75%
---------------------------------------------------------------------------------------------
Base Rate Loans     2.25%              2.25%              3.00%             1.75%
---------------------------------------------------------------------------------------------

On and after the day that is 3 months after closing, the margins indicated above shall be reduced by 25 bps for each of the Revolving, Tranche A and Tranche B Loans when and during such time as the Borrower's total leverage ratio is less than 3.0:1.0. Such margin reduction shall take effect upon receipt by the Administrative Agent of a quarterly or annual report accompanied by a certificate of the Chief Financial Officer attesting that the Borrower's total leverage ratio is less than 3.0:1.0.

                                    Annex II

                     Proposed Covenants under Exit Facility

-------------------------------------------------------------------------------------------------------------------

                                                                                               EBITDA / (Taxes +
                   Minimum        Maximum      Senior Leverage   Leverage  Interest Coverage        Interest
                    EBITDA         CapEx            Ratio         Ratio          Ratio            + Sch Amort)
                 --------------------------------------------------------------------------------------------------
   9/30/03          74,000                          3.50x         4.50x          2.50x               1.50x
  12/31/03          72,000         70,000           3.50x         4.50x          2.50x               1.50x
   3/31/04          72,000                          3.50x         4.25x          2.75x               1.50x
   6/30/04          75,000                          3.25x         4.25x          2.75x               1.50x
   9/30/04                                          3.00x         4.00x          2.75x               1.75x
  12/31/04                         70,000           2.75x         4.00x          2.75x               1.75x
   3/31/05                                          2.75x         3.50x          3.00x               1.75x
   6/30/05                                          2.75x         3.50x          3.00x               1.75x
   9/30/05                                          2.75x         3.50x          3.00x               1.75x
  12/31/05                         70,000           2.75x         3.50x          3.00x               2.00x

  12/31/06                         60,000           2.50x         3.50x          3.00x               2.25x
  12/31/07                         60,000           2.50x         3.50x          3.00x               2.50x
  12/31/08                         55,000           2.50x         3.50x          3.00x               0.50x

Notes:
1) Minimum EBITDA calculated on an LTM basis and excludes results from Cable Business for 3Q & 4Q 2003.
2) Maximum CapEx calculated on an annual basis.
3) Senior Leverage Ratio includes Bank Debt, R&B, FCC and Capital Leases over LTM EBITDA.
4) Leverage Ratio includes debt in Senior Leverage Ratio plus $75MM in new Convertible Notes over LTM EBITDA.
5) Calculated on a buildup basis from emergence date and includes only cash interest assuming the $75MM Convertible Note interest is paid semi-annually on 6/30 and 12/31.
6) Calculated on a buildup basis from emergence date.

                                                                       EXHIBIT C


              Summary of Proposed Terms of Senior Convertible Notes

Issuer: Reorganized NTELOS Inc. ("Reorganized NTELOS"), the successor to NTELOS Inc., Debtor in Possession

Issue:                        Senior Convertible Notes (the "Convertible Notes")

Principal Amount:             $75 million

Ranking: Unsecured; otherwise pari passu with all other senior debt.

Maturity:                     Ten (10) years

Interest:                     9.0%, payable semi-annually in cash. Interest
                              shall accrue and be cumulative from the date of issuance of the Convertible Notes.

Covenants:                    Customary for instruments of this type (including,
                              among other covenants, certain incurrence covenants but excluding any financial maintenance covenants)

Optional Redemption:          Redeemable by Reorganized NTELOS for the first two
                              (2) years at a redemption price of 109% of the face value of note, for the third year at a redemption price of 104.5% of the face value of the note, and redeemable thereafter at the option of Reorganized NTELOS at any time with 60 days notice at a redemption price of 100% of the face value of the note. Any redemption of the Convertible Notes shall permit the holders to exercise their conversion rights within a notice of period of not less than 60 days.

Conversion:                   Convertible Notes will be convertible at holders'
                              option into New Common Stock.

Backstop Consideration        In consideration for purchasing the Convertible
                              Notes, the Purchasers will receive shares of New
                              Common Stock valued at 1.0% of the purchase price provided by the Purchasers.

Expenses:                     The Company or Reorganized NTELOS shall pay all
                              out-of-pocket fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the holders, reasonably incurred by the holders up to $150,000 or such greater amount approved by the Bankruptcy Court or consented to by the Agent and the Creditors Committee in connection with the negotiation, preparation, execution, delivery and performance of the definitive Purchase Agreement and related documents for the Convertible Notes